Exhibit 2.2

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made effective as of the day and month executed below.

BETWEEN:

[VENDOR]

(the "Vendor")

- and -

United Royale Holdings, Inc., a corporation existing under the laws of the State of Nevada (the "Purchaser ")

WHEREAS:

1.	the Vendor is the registered and beneficial owner of [# SHARES] common shares (the “Sold Shares”) in the capital stock of TrueNorth Quantum Inc. (“TNQ Shares”);
2.	the Purchaser, directly and indirectly through its wholly owned subsidiaries, is offering to purchase all of the issued and outstanding TNQ Shares, for common shares in the capital stock of the Purchaser (the “Consideration Shares”) on the basis of 14 Consideration Shares for each TNQ Share outstanding;
3.	the Vendor is desirous of selling and the Purchaser is desirous of purchasing the Sold Shares in consideration for Consideration Shares upon the terms and conditions herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Vendor and the Purchaser (the “Parties”) covenant and agree as follows:

1.	The recitations, preamble and schedules hereto are true and correct and form an integral part of this Agreement.

2.	In this Agreement, unless the context otherwise requires, the following terms mean:

a.	"Closing Date" shall mean the day which is 28 days after filing by the Purchaser, of an 8K with the U.S. Securities and Exchange Commission, announcing the closing of the purchase of TrueNorth Quantum by the Purchaser, or such other earlier date as may be determined by the Purchaser acting reasonably.

b.	“Purchase Price” for the Sold Shares shall be US$0.05357 at a deemed exchange rate of US / CDN $1.268 for a price of CDN$0.068 for every one (1) Sold Share.

3.	On the Closing Date, the Vendor hereby agrees to sell and transfer to the Purchaser and the Purchaser agrees to purchase and accepts from the Vendor, the Vendor's entire right, title and interest in and to the Sold Shares for the Purchase Price. The Purchaser hereby agrees to pay the Purchase Price to the Vendor by issuing on the Closing Date, 14 Consideration Shares for every one (1) Sold Share.

4.	The Parties agree that the Purchase Price is intended to be the fair market value thereof immediately before the Closing Date and declare it to the bona fide belief and agreement of the Parties as to such fair market value.

5.	The Vendor represents and warrants to the Purchaser as follows:

a.	That the Vendor is the registered and beneficial owner of the Sold Shares and the Vendor has good right to assign and transfer the same unto the Purchaser free and clear of all liens, charges and encumbrances except as such liens, charges and encumbrances are fully disclosed and agreed to by the Purchaser; and

b.	That the Sold Shares are not subject to an option, or right capable of becoming an option, for the purchase of the Sold Shares and that any consents, approvals or waivers of rights of first refusal required to be obtained by the Vendor with respect to the transfer of the Sold Shares to the Purchaser has been or will be obtained and that any interests in the Sold Shares which cannot be transferred as contemplated by this Agreement shall be held in trust by the Vendor for the Purchaser until such transfer takes place.

6.	The Vendor represents and warrants that the Vendor is a resident for taxation purposes in the jurisdiction stipulated on record by TrueNorth Quantum Inc. for the Sold Shares. If that residence is:

a.	not in the United States, the vendor represents, warrants covenants and acknowledges:

i.	Offers and sales of any of the Securities (as defined below) prior to the expiration of a period of six months after the date of the issuance of the Securities (such six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act (defined below) or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws, and the Vendor and any transferee of the Securities agree not to engage in hedging transactions involving the Securities unless such transactions are in compliance with the provisions of the Securities Act and in each case only in accordance with applicable state securities laws.

ii.	The issuer is not currently a reporting issuer other than as reporting in the United States, as a result, the hold period to which the Securities are subject will be indefinite in every jurisdiction in which the Securities are issued, until the Issuer becomes a reporting issuer in such jurisdiction. There is no assurance that the Issuer will ever become a reporting issuer in any such jurisdiction in the future. The Vendor further understands that these resale restrictions will be legended on the certificates representing the Securities and the Vendor agrees to comply with such resale restrictions.

iii.	The Vendor is a resident of the jurisdiction on record with for the Sold Shares (or if not an individual has its head office) in the jurisdiction set forth herein. Such address was not created and is not used solely for the purpose of acquiring the Securities and the Vendor was solicited to purchase in such jurisdiction.

iv.	That:

1.	The offer was not made to the Vendor when the Vendor was in the United States and, at the time the Vendor’s buy order was made, the Vendor was outside the United States, and this Agreement was not executed or delivered in the United States;

2.	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the Securities Act; and

3.	the Vendor has no intention to distribute either directly or indirectly any of the Securities in the United States or to a U.S. Person, except in compliance with the Securities Act and all applicable state securities laws.

v.	The Vendor is not a U.S. Person (as defined in Regulation S of the Securities Act).

vi.	The Vendor is not and will not be purchasing Securities for the account or benefit of any U.S. Person.

vii.	The Vendor is not purchasing the Purchased Securities as a result of any Directed Selling Efforts (as defined in Regulation S of the Securities Act).

viii.	No prospectus or registration statement has been or is intended to be filed by the Issuer with any Securities regulators in connection with the issuance of the Securities, the issuance is intended to be exempted from the prospectus requirements of the applicable legislation and as a consequence of acquiring the Securities pursuant to these exemptions: the Vendor is restricted from using most of the civil remedies available under the applicable legislation; the Vendor may not receive information that would otherwise be required to be provided to the Vendor under the Applicable Legislation; and the Purchaser are relieved from certain obligations that would otherwise apply under the applicable legislation.

ix.	the Purchaser is not reporting in any jurisdiction other than the United States and, as a result, the hold period to which the Securities are subject will be indefinite in every jurisdiction in which the Securities are issued, until the Issuer becomes a reporting issuer in such jurisdiction. There is no assurance that the Issuer will ever become a reporting issuer in any such jurisdiction in the future. The Vendor further understands that these resale restrictions will be legended on the certificates representing the Securities and the Vendor agrees to comply with such resale restrictions.

x.	All of the representations and warranties in subsection (b) below are true and correct as to Vendor an all representations and warranties of vendor will be true and correct upon exchange of the Consideration Shares for shares of the Vendor Parent.

b.	If that residence is in the United States, the Vendor represents, warrants covenants and acknowledges:

i.	Vendor acknowledges and agrees that the Consideration Shares for which they will be exchanged (collectively, “Securities”) are characterized as “restricted securities” under applicable U.S. federal and state securities laws, including Rule 144 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act, and that pursuant to these laws, Vendor must hold the Shares indefinitely unless subsequently registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Vendor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities. It is further understood that the stock certificates to be issued pursuant to the terms of this Agreement may bear one or more legends restricting the transfer of the Securities or as otherwise required by applicable state law.

ii.	Vendor is acquiring the Securities for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

iii.	Vendor represents and warrants to the Company that it is “Accredited Investor” as defined in Rule 501 under the U.S. Securities Act of 1933, as amended (“Securities Act”). Further, Vendor (i) understands that its investment in Securities involves a high degree of risk, (ii) is experienced in making investments of the kind described in this Agreement, (iii) is able to afford the entire loss of its investment in the Securities, and (v) has no need for liquidity in its investment in Securities. Vendor is not purchasing Securities in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

iv.	If the Vendor is an entity, Vendor represents that: (i) it was not formed for the purpose of investing in Securities; (ii) each of the Vendor’s beneficial owners participates in investments made by Vendor pro rata in accordance with its interest in Vendor and, accordingly, the Vendor’s beneficial owners cannot opt-in or opt-out of investments made by the Vendor; and (iii) the Vendor’s beneficial owners did not and will not contribute additional capital (other than previously committed capital) for the purpose of purchasing the Securities. Further, either (x) all of the Vendor’s outstanding securities (other than short-term paper) are beneficially owned by one natural person, or (y) the Vendor is not an “investment company” under Section 3(a) of the U.S. Investment Company Act of 1940 or an entity which would be an “investment company” but for the exception provided for in Section 3(c)(1) or Section 3(c)(7) of such Act.

v.	If the Vendor is an entity in which a holder of an interest in such entity may decide whether or how much to invest by means of such entity in various investment vehicles including Securities, then the Vendor shall notify the Purchaser as to the number of holders of interests in the Vendor, the number of holders of interests in the Vendor that hold interests in the Purchaser through the Vendor, whether all are categorized as “accredited investors” as that term is defined in Rule 501 under the Securities Act, and any changes to either such number.

vi.	Vendor has received and reviewed the Purchaser’s governing documents including, but not limited to, its Articles of Incorporation, By-Laws and Shareholder Agreements, and hereby agrees to be bound thereto and abide by the provisions thereof. Vendor has been furnished with all materials relating to the business, finances and operations of the Purchaser and materials relating to the offer and sale of the Securities which have been requested by the Vendor. Vendor has been afforded the opportunity to ask questions of the Purchaser and has received complete and satisfactory answers to any such inquiries. If desired, Vendor has consulted its own advisors with respect to its proposed purchase of the Shares. Except as set forth herein, no representations or warranties have been made to Vendor by the Purchaser, or any officer, partner, agent, representative, employee or affiliate thereof and, in entering into this transaction, the Vendor is not relying upon any information, other than that contained herein.

vii.	Vendor did not learn of the Securities by way of general solicitation and was not solicited by any person or entity without a pre-existing relationship with Vendor.

viii.	The Vendor represents and warrants that (i) the Securities are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Shares are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Vendor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control (“OFAC”); and (iv) the Vendor is not a senior foreign political figure, or any immediate family member close associate of a senior foreign political figure.

ix.	The Vendor has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Vendor resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and of the fact that the Vendor may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies.

x.	If required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Vendor will execute, deliver, file and otherwise assist the Purchaser in filing, such reports, undertakings and other documents with respect to the issuance of the Securities as may be required.

xi.	The Vendor has no knowledge of a “material fact” in the affairs of the Purchaser that has not been generally disclosed to the public, except knowledge of this particular transaction.

xii.	The Vendor has been advised and had the opportunity to consult with its own legal and tax advisors with respect to the execution, delivery and performance by it of this Agreement and the transactions contemplated herein and with respect to applicable resale restrictions and tax considerations, and it is solely responsible for compliance with applicable resale restrictions and applicable tax legislation.

xiii.	The Vendor has not received, nor has the Vendor requested, nor does the Vendor have any need to receive, any prospectus, offering memorandum or other document describing the business and affairs of the Purchaser in order to assist the Vendor in making an investment decision in respect of the Securities and the Vendor has not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Securities.

7.	The Purchaser represents and warrants that it has the corporate capacity to enter into and execute this Agreement and that it has taken the necessary steps to authorize the execution and completion of this Agreement and all documents related to this Agreement.

8.	Each of the Parties shall at any time and from time to time hereafter, comply with all necessary reporting requirements and obtain all necessary approvals, take any and all steps to execute, acknowledge and deliver any and all further instruments and assurances that either party may reasonably require for the purpose of giving full force and effect to the provisions of this Agreement, including, without limiting the generality of the foregoing, any deeds, documents, election forms, applications, consents, transfers, assignments or novations that may be necessitated by or as a result of this Agreement.

9.	The representations and warranties contained in this Agreement shall survive the execution of this Agreement.

10.	The Vendor acknowledges that the transfer of the Sold Shares does not constitute a gift to or a benefit for any person or any other shareholder of the Purchaser.

11.	This Agreement shall enure to the benefit of and be binding upon the Parties and their respective assigns and successors.

12.	Wherever the singular or masculine is used, the same shall be construed as meaning the plural or the feminine (or neuter in a case not involving an individual), wherever the context so requires.

13.	This Agreement shall be interpreted and construed in accordance with the laws of the Province of Alberta.

14.	This Agreement may be validly executed in counterpart and electronically.

United Royale Holdings, Inc.

per:   signed “Gary Bartholomew”

Gary Bartholomew

                     [VENDOR]

Name of Vendor

_______________________________

Signature

           [VENDOR SIGNATORY]

Name and Capacity of Signatory (if applicable)